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                            ASSET PURCHASE AGREEMENT

                                     between

                           BOGEN COMMUNICATIONS, INC.,

                        BOG-COMM ACQUISITION CORPORATION,

                        NEW ENGLAND AUDIO RESOURCE, INC.,

                              MR. WILLIAM KIELTYKA

                                       and

                                 MR. LEE LAREAU

                              ---------------------


                            Dated as of July 1, 1997

                              ---------------------




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                                TABLE OF CONTENTS

1.    Sale of Assets........................................................................ 1
      1.1      Assets to be Sold............................................................ 1
      1.2      Excluded Assets.............................................................. 2

2.    Assumption of Liabilities............................................................. 2
      2.1      Liabilities Assumed by the Buyer............................................. 2
      2.2      Liabilities Not Assumed by the Buyer......................................... 3

3.    Purchase Price and Payment............................................................ 4

4.    Closing............................................................................... 4

5.    Representations and Warranties of the Seller and the Principals....................... 4
      5.1      Due Incorporation and Qualification.......................................... 4
      5.2      Subsidiaries................................................................. 5
      5.3      Certificate of Incorporation and By-laws..................................... 5
      5.4      Financial Statements......................................................... 5
      5.5      No Material Adverse Change................................................... 6
      5.6      Tax Matters.................................................................. 6
      5.7      Compliance with Laws......................................................... 6
      5.8      Authority to Execute and Perform Agreements.................................. 7
      5.9      Loan Agreements.............................................................. 8
      5.10     Litigation................................................................... 9
      5.11     Agreements................................................................... 9
      5.12     Real Estate.................................................................. 11
      5.13     Accounts and Notes Receivable................................................ 12
      5.14     Inventory Valuation.......................................................... 12
      5.15     Tangible Property............................................................ 13
      5.16     Intangible Property.......................................................... 13
      5.17     Lists of Suppliers and Customers............................................. 14
      5.18     Liens........................................................................ 14
      5.19     Indebtedness................................................................. 15
      5.20     Liabilities.................................................................. 15
      5.21     Pension and Benefit Plans and Compliance with ERISA.......................... 16
      5.22     Insurance.................................................................... 17
      5.23     Officers, Directors and Employees............................................ 18
      5.24     Operations of the Seller..................................................... 18
      5.25     Potential Conflicts of Interest.............................................. 20
      5.26     Banks, Brokers and Proxies................................................... 21
      5.27     Environmental Matters........................................................ 21
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

      5.28     No Broker.................................................................... 26
      5.29     Full Disclosure.............................................................. 26

6.    Representations and Warranties of the Buyer and Bogen................................. 26
      6.1      Due Incorporation............................................................ 27
      6.2      Corporate Power of the Buyer and Bogen....................................... 27
      6.3      No Broker.................................................................... 27

7.    Covenants and Agreements.............................................................. 27
      7.1      Corporate Examinations and Investigations; Confidentiality................... 27
      7.2      Change and Use of Name....................................................... 28
      7.3      Bonuses...................................................................... 29
      7.4      Delta Stock.................................................................. 29
      7.5      Employee Benefits............................................................ 29
      7.6      Expenses of Sale............................................................. 29
      7.7      Consent to Jurisdiction and Service of Process............................... 29
      7.8      Further Assurances........................................................... 30

8.    Conditions Precedent to the Obligation of the Buyer to Close.......................... 30
      8.1      Representations and Covenants................................................ 30
      8.2      Governmental Permits and Approvals........................................... 31
      8.3      Third Party Consents......................................................... 31
      8.4      Opinion of Counsel to the Seller............................................. 31
      8.5      Payment of Debts to Seller................................................... 31
      8.6      Employment and Bonus Agreements.............................................. 31
      8.7      Patent Agreement............................................................. 32
      8.8      Patent Assignment............................................................ 32
      8.9      Redemption of Convertible Preferred Stock.................................... 32

9.    Conditions Precedent to the Obligation of the Seller to Close......................... 32
      9.1      Representations and Covenants................................................ 32
      9.2      Employment and Bonus Agreements.............................................. 33
      9.3      Patent Agreement............................................................. 33

10.   Post-Closing Settlement............................................................... 33
      10.1     Inventory, Receivables, and Payables......................................... 33
      10.2     Preparation of Post-Closing Balance Sheet; Loan Statements;
               Arbitration.................................................................. 33
      10.3     Post-Closing Settlement...................................................... 35
      10.4     Determination and Payment of Post-Closing Adjustments........................ 35
      10.5     Expenses of Post-Closing Adjustments......................................... 35
      10.6     Payment of Accounts and Notes Receivable..................................... 36


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                                     - ii -

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
11.   Covenants of Seller and the Principals................................................ 36
      11.1     Against Competition.......................................................... 36
      11.2     Rights and Remedies Upon Breach.............................................. 39
      11.3     Unenforceability of Restrictive Covenants.................................... 40
      11.4     Enforceability in Jurisdictions.............................................. 40

12.   Survival of Representations, Warranties, Covenants and Agreements..................... 41
      12.1     The Seller and the Principals................................................ 41
      12.2     The Buyer and Bogen.......................................................... 41

13.   Indemnification....................................................................... 42
      13.1     Obligation of the Seller and the Principals to Indemnify..................... 42
      13.2     Obligation of the Buyer and Bogen to Indemnify............................... 43
      13.3     Notice to Indemnifying Party................................................. 44
      13.4     Set-off Rights............................................................... 44

14.   Miscellaneous......................................................................... 45
      14.1     Certain Definitions.......................................................... 45
      14.2     Publicity.................................................................... 46
      14.3     Notices...................................................................... 46
      14.4     Entire Agreement............................................................. 48
      14.5     Waivers and Amendments....................................................... 48
      14.6     Governing Law................................................................ 48
      14.7     No Assignment................................................................ 49
      14.8     Variations in Pronouns....................................................... 49
      14.9     Counterparts................................................................. 49
      14.10    Exhibits and Schedules....................................................... 49

   EXHIBITS

Exhibit A:        Form of Bill of Sale and Assignment
Exhibit B:        Form of Opinion of Counsel to the Seller
Exhibit C:        Form of Patent Agreement
Exhibit D:        Form of Patent Assignment
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                            - iii -

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                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (this "Agreement") dated as of July 1, 1997, by and among Bogen Communications, Inc., a Delaware corporation ("Bogen"), Bog-Comm Acquisition Corporation, a Delaware corporation (the "Buyer"), New
England Audio Resource, Inc., a Maine corporation (the "Seller"), Mr. William
Kieltyka ("Kieltyka"), and Mr. Lee Lareau ("Lareau" and together with Kieltyka the "Principals").

     The Buyer wishes to purchase from the Seller, and the Seller wishes to sell to the Buyer, substantially all of the assets, properties, rights and business of the Seller, subject to certain liabilities, upon the terms and conditions of this Agreement.

     Accordingly, the parties hereto agree as follows:

     1. Sale of Assets.

     1.1 Assets to be Sold. Except as otherwise provided in Section 1.2, at the Closing (as defined in Section 4), the Seller shall sell, assign, transfer and deliver to the Buyer all of the assets, properties, rights and business of the Seller of every type and description, real, personal and mixed, tangible and intangible, wherever located and whether or not reflected on the books and records of the Seller (all of such assets, properties, rights and business being hereinafter sometimes collectively called the "Purchased Assets"), including, without limitation:

          (i) those assets, properties and rights reflected on the Balance Sheet
     (as defined in Section 5.4) (subject to changes therein through the Closing
     Date (as defined in Section 4)) or otherwise referred to in this Agreement or any Schedule hereto, including, without limitation, all inventory of the Seller;

          (ii) the Seller's lists of customers;

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          (iii) the Seller's right to use the names New England Audio Resource,
     Inc., NEAR and all variants thereof;

          (iv) all of the Seller's interest in and claims and rights under contracts and other agreements, Permits (as hereinafter defined), titles, and patents, trademarks, copyrights and other intellectual property and applications therefor which are referred to in this Agreement or any Schedule hereto (subject to changes therein through the Closing Date);

          (v) the books and records of the Seller relating to the Purchased
     Assets;

          (vi) the goodwill of the Seller; and

          (vii) all other assets, properties, rights and business of every kind and nature owned or held by the Seller, or in which the Seller has an interest, on the Closing Date, known or unknown, fixed or unfixed, choate or inchoate, accrued, absolute, contingent or otherwise, whether or not specifically referred to in this Agreement. In confirmation of the foregoing sale, assignment and transfer, the Seller shall execute and deliver to the Buyer at the Closing a bill of sale and assignment agreement
     (the "Bill of Sale and Assignment") substantially in the form attached hereto as Exhibit A.

     1.2 Excluded Assets. Notwithstanding anything in Section 1.1 to the contrary, there shall be excluded from the assets, properties, rights and business to be transferred to the Buyer those assets, properties and rights set forth on Schedule 1.2.

     2. Assumption of Liabilities.

     2.1 Liabilities Assumed by the Buyer. In partial payment of the Purchase
Price (as defined in Section 3), the Buyer shall assume, as of the Closing Date, the following

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liabilities and obligations of the Seller to the extent existing on the Closing
Date, other than as specifically excepted in Section 2.2:

          (i) any indebtedness owed by the Seller to financial institutions or other lenders not to exceed an aggregate amount of $200,000;

          (ii) any accounts payable on the Balance Sheet not to exceed an aggregate amount of $170,000; and

          (iii) all liabilities and obligations under contracts and other agreements to which the Seller is a party or by or to which it or its assets, properties or rights are bound or subject and which are reflected on Schedules 5.9, 5.11, 5.12, 5.15, 5.16, 5.20, 5.21, and 5.22.

     2.2 Liabilities Not Assumed by the Buyer. Notwithstanding anything in this
Agreement to the contrary, the Buyer shall not assume, or in any way be liable or responsible for, any liabilities or obligations of the Seller except as specifically provided in Section 2.1. Without limiting the generality of the foregoing, the Buyer shall not assume the following:

          (i) any liability or obligation of the Seller arising out of or in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated hereby, including, without limitation on the foregoing, any tax liability so arising; and

          (ii) any liability or obligation of the Seller, or any consolidated group of which the Seller is a member, for any foreign, federal, state, county or local taxes, or any interest or penalties thereon, accrued for, applicable to or arising from any fiscal or calendar period ending on or prior to the Closing Date.

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     3. Purchase Price and Payment. The aggregate purchase price for the Purchased Assets (the "Purchase Price") shall be an amount equal to (i) One Hundred and Seventy Thousand Dollars ($170,000), to be paid by the Buyer to the Seller at the Closing by certified check or wire transfer of funds, and (ii) the aggregate amount of the Assumed
Liabilities on the Closing Date; provided that the Purchase Price is subject to adjustment in accordance with Section 10 hereof.

     4. Closing. The closing of the sale and purchase of the Purchased
Assets (the "Closing") shall take place at the offices of McDermott, Will & Emery, 50 Rockefeller Plaza, New York, New York 10020, on July
3, 1997 at 10:00 a.m. local time, or at such other place, date, or time as the Buyer and the Seller mutually agree in writing. The date upon which the Closing occurs is herein called the "Closing Date."

     5. Representations and Warranties of the Seller and the Principals. Each of the Seller and the Principals, jointly and severally, represents and warrants to the Buyer as follows:

     5.1 Due Incorporation and Qualification. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Maine and has the corporate power and lawful authority to own, lease and operate its assets and properties and to carry on its business as now conducted. The Seller is qualified to transact business and is in good standing in each jurisdiction in which the nature of its business or location of its properties requires such qualification and in which the failure so to qualify could have a material adverse effect on the Seller or its assets, properties or business. The Seller does not own or lease property in any jurisdiction other than its jurisdiction of incorporation and the jurisdictions set

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forth on Schedule 5.1, and is not required to be qualified or otherwise authorized to do business in any other jurisdiction.

     5.2 Subsidiaries. The Seller does not, directly or indirectly, own or have the power to vote, or to exercise a controlling influence with respect to, 50% or more of the securities of any class of any person the holders of which class are entitled to vote for the election of directors (or persons performing similar functions) of such person, and except as so set forth, the Seller is not an affiliate of any person engaged in the same business as the Seller or any business related to the business of the Seller.

     5.3 Certificate of Incorporation and By-laws. The copies of the Certificate of Incorporation and By-laws of the Seller, and all amendments to each, which have been delivered to the Buyer are true and complete copies of the originals thereof.

     5.4 Financial Statements. The balance sheets of the Seller as at December 31, 1994, December 31, 1995, December 31, 1996 and April 30,
1997, and the related statements of income, retained earnings and changes in financial position for the fiscal periods then ended, including the footnotes thereto, which have been delivered to the Buyer, fairly present the financial position of the Company as at such dates and the results of its operations and the changes in its retained earnings and its financial position for the periods then ended in accordance with generally accepted accounting principles consistently applied. (The foregoing financial statements of the Seller as at April 30, 1997 and for the period then ended being sometimes herein called the "Financials," the balance sheet included in the Financials being sometimes herein called the "Balance Sheet," and April 30, 1997 being sometimes herein called the "Balance Sheet
Date".)

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     5.5 No Material Adverse Change. Since the Balance Sheet Date,
there has been no material adverse change in the assets, properties, business or condition, financial or otherwise, of the Seller, and neither the Seller nor either Principal knows of any such change which is threatened, nor has there been any damage, destruction or loss materially affecting the assets, properties, business or condition of the Seller, whether or not covered by insurance.

     5.6 Tax Matters. Except as set forth on Schedule 5.6, the Seller has filed all income tax, excise tax, sales tax, use tax, gross receipts tax, franchise tax, employment and payroll related tax, property tax, and all other tax returns which the Seller is required to file and has paid or provided for all deficiencies or other assessments of tax, interest or penalties owed by it. Neither the Seller nor either Principal knows of any unassessed tax deficiency proposed or threatened against the Seller. Except as set forth on
Schedule 5.6, no audit of any tax return of the Seller is in progress and no extensions of time with respect to any date on which any tax return was or is to be filed by the Seller is in force, and no waiver or agreement by the Seller is in force for the extension of time for the assessment or payment of any tax.

     5.7 Compliance with Laws. The Seller has complied with all federal, state, county, local and foreign laws, ordinances, regulations and orders applicable to it or its business. Except as set forth on Schedule 5.7, no license, permit, order or approval of any governmental or regulatory body (collectively the "Permits") is material to or necessary for the conduct of the business of the Seller. All Permits of the Seller are set forth on Schedule 5.7 and are in full force and effect, no violations are or have been recorded in respect of any Permit and no proceeding is pending, or to the knowledge of the Seller or either Principal threatened, to revoke or limit any Permit. Except as set forth on Schedule 5.7, neither the Seller nor either

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Principal has received any allegation, complaint or notice alleging that it has violated any law, ordinance, regulation, Permit, or order, and, to the knowledge of Seller and the Principals, no such allegation, complaint or notice is threatened. The Seller is in compliance with all applicable and controlling laws and regulations relating to labor and employment practices, including those related to terms and conditions of employment, wages, hours, collective bargaining, discrimination, occupational safety and health, and the payment of Social Security or similar taxes. To its knowledge, (i) the Seller is not engaged in any unfair labor practice, (ii) there are no unfair labor practice claims or charges pending involving or affecting the Seller, (iii) the Seller is not a party to any collective bargaining agreement or bound by any other agreement with a labor union, (iv) there are no proceedings pending for certification or representation of the Seller's employees before the National Labor
Relations Board nor has there been any attempt to organize the employees of the Seller into a collective bargaining unit, (v) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving the Seller, and (vi) no grievance that might have a material adverse effect on the business or operations of the Seller is pending and no claim therefor exists.

     5.8 Authority to Execute and Perform Agreements. Each of the
Seller and the Principals has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and each other document contemplated hereby to which it is or will be a party (the "Transaction Documents") and to perform fully its and their obligations hereunder and thereunder. This
Agreement has been duly executed and delivered by and constitutes the valid and binding obligation of each of the Seller and the Principals and is enforceable in accordance with its terms. No approval or consent of any foreign, federal, state,

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county, local or other governmental or regulatory body, and no approval or consent of any other person (except as otherwise specified in this Agreement or any Schedule hereto, which approvals and comments have been obtained and are in full force and effect) is required in connection with the execution and delivery by each of the Seller and the Principals of this Agreement and the consummation and performance by it of the transactions contemplated hereby. The execution and delivery of this Agreement and the Transaction Documents, the consummation of the transactions contemplated hereby and thereby, and the performance by each of the Seller and the Principals of each of this Agreement and the Transaction Documents in accordance with its terms and conditions will not conflict with or result in the breach or violation of any of the terms or conditions of, or constitute (or with notice or lapse of time or both would constitute) a default under, (i) the Certificate of Incorporation or By-laws of the Seller, (ii) any instrument, contract or other agreement to which the Seller or a Principal is a party or by or to which it or its assets or properties are bound or subject, (iii) any statute or any regulation, order, judgment or decree of any court or governmental or regulatory agency or body, or (iv) any Permit.

     5.9 Loan Agreements.

     5.9.1 List of Agreements. Set forth on Schedule 5.9 is a list of all of the contracts or other agreements relating to borrowed money to which the Seller is a party or by or to which it or its assets or properties are bound or subject (each, a "Loan Agreement").

     5.9.2 No Defaults. The Seller is not in default under any Loan
Agreement, nor does any condition exist which with notice or lapse of time or both would constitute such a default, and each such Loan
Agreement is in full force and effect, and neither

                                      - 8 -

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the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in any breach or acceleration of, or constitute a default under, any such Loan
Agreement.

     5.9.3 Payments Current. The Seller is current on all payments of principal and interest under all of its Loan Agreements.

     5.10 Litigation. The Seller is not a party to nor, to the knowledge of the Seller and the Principals, threatened with, any litigation or judicial, administrative or arbitration proceeding.
Neither the Seller nor either Principal knows of any dispute with any person under contract with the Seller which materially and adversely affects, or may materially and adversely affect, the Seller's assets, properties, business or condition.

     5.11 Agreements. Schedule 5.11 sets forth all of the following contracts and other agreements to which the Seller is a party or by or to which it or its assets or properties are bound or subject, true and complete copies of which have been delivered to the Buyer: (i) contracts and other agreements with any current or former officer, director, employee, consultant or shareholder; (ii) agreements with any labor union or association representing any employee; (iii) contracts and other agreements for the sale of audio equipment or other materials, supplies, equipment, merchandise or services; (iv) contracts and other agreements for the purchase or acquisition of materials, supplies, equipment, merchandise or services; (v) licenses, royalty agreements or similar contracts; (vi) warehousing, distributorship, depository, representative, management, marketing, sales agency, printing or advertising agreements; (vii) contracts and other agreements for the sale of any of its assets or properties other than in the ordinary course of business or for the grant to any person of any preferential rights to purchase

                           - 9 -

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any of its assets or properties; (viii) joint venture agreements relating to the assets, properties or business of the Seller or by or to which it or its assets or properties are bound or subject; (ix) contracts and other agreements whereby the Seller, either Principal or any of the Purchased Assets is or at the Closing shall be, directly or indirectly, (a) liable, by guarantee or otherwise, upon or with respect to, (b) obligated by discount or repurchase agreement or in any other way to provide funds with respect to, or (c) obligated to guarantee or assume, any debt, dividend or other obligation of any person including, without limitation, any affiliate of the Seller, except endorsements made in the ordinary course of business in connection with the deposit of items for collection; (x) any other material contract or other agreement whether or not made in the ordinary course of business (other than those reflected on Schedules
5.9, 5.12, 5.15, 5.16, 5.20, 5.21, and 5.22). All of the contracts and other agreements set forth on Schedule 5.11 and elsewhere referred to in this Agreement are in full force and effect and the Seller has paid in full or accrued all amounts due thereunder and has satisfied in full or provided for all of its liabilities and obligations thereunder, and is not in default under any of them, nor is any other party to any such contract or other agreement in default thereunder, nor does any condition exist which with notice or lapse of time or both would constitute a default thereunder. Except as separately identified on Schedule 5.11, the Seller is not a party to or bound by any contract or other agreement which either individually or in the aggregate materially and adversely affects its assets, properties, business, or condition, financial or otherwise, or which was entered into other than in the ordinary course of its business. Except as separately identified on Schedule 5.11, no approval or consent of any person is needed in order that the

                           - 10 -


contracts or other agreements set forth on Schedule 5.11 and other Schedules hereto continue in full force and effect following the consummation of the transactions contemplated by this Agreement. Except as set forth in Schedule 8.11 hereto, each of the contracts or other agreements referred to in this Section 5.11 can be terminated upon 90 days notice without payment of premium or penalty or any other kind of payment.

     5.12 Real Estate. Schedule 5.12 sets forth a list and summary description of (i) all real property owned by the Seller and all buildings and other structures located on such real property; (ii) all leases, subleases or other agreements under which the Seller is lessor or lessee of any real property; (iii) all options held by the Seller or contractual obligations on the part of the Seller to purchase or acquire any interest in real property; and (iv) all options granted by the Seller or contractual obligations on the part of the Seller to sell or dispose of any interest in real property. The Seller is the owner of record, lessee under the leases or holder of the options, as the case may be, as set forth on Schedule 5.12. Such leases, subleases and other agreements are in full force and effect and the Seller has not received any notice of any default thereunder. The Seller's leasehold interests are subject to no lien or other encumbrance and enjoy a right of quiet possession against any lien or encumbrance on the property. Except as otherwise set forth on Schedule 5.12, all improvements, structures and fixtures on the real property described in clause (i) above or subject to the leases described in clause (ii) above comply with all applicable ordinances, regulations or other laws, except where the failure to be in compliance would not have a material adverse effect on the Company Business (as defined in Section 11.1). As of the date hereof, the Seller has received no written communications from any governmental or regulatory agency or body regarding any alleged violation of any such ordinance, regulation or zoning or other law affecting any such owned or leased property, and to the knowledge of the Seller and the Principals, there is no pending or threatened condemnation of any such property.

     5.13 Accounts and Notes Receivable. All accounts and notes receivable reflected on the Balance Sheet and all accounts and notes receivable arising subsequent to the Balance Sheet Date have arisen in the ordinary course of business, represent valid obligations to the Seller and, subject only to consistently recorded reserves for bad debts, have been collected or are collectible in the aggregate recorded amounts thereof in accordance with their terms. All items which are required by generally accepted accounting principles to be reflected as accounts and notes receivable on the Financials and on the books of the Seller are so reflected.

     5.14 Inventory Valuation. The inventory of the Seller as set forth on the Balance Sheet was, and the inventory of the Seller currently is, in usable or salable condition in the ordinary course of business at the amounts carried on the Balance Sheet and currently on the books and records of the Seller, respectively. The materials, supplies and work-in-process, and additions thereto, included in such inventory are of at least the standard quality for such items in the industry and are not in excess of the normal purchasing patterns of the Seller. Neither the Seller nor either Principal knows of any adverse condition affecting the supply of materials available to the Seller. The amounts of the inventories reflected on the Balance Sheet and on the books and records of the Seller have been determined in accordance with generally accepted accounting principles consistently applied.5.15 Tangible Property. Schedule 5.15 sets forth all interests owned or claimed by the Seller (including, without limitation, options) in or to the plant, machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, any related

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capitalized items and other tangible property material to the business of the Seller and which is treated by the Seller as depreciable or amortizable property ("Tangible Property") not reflected on the Balance Sheet and not sold or disposed of in the ordinary course of business since the Balance Sheet Date. All material leases, conditional sale contracts, franchises or licenses pursuant to which the Seller may hold or use any interest owned or claimed by it (including, without limitation, options) in or to Tangible Property are in full force and effect and, with respect to the Seller's performance, there is no default or event of default or event which with notice or lapse of time or both would constitute a default. The Tangible Property of the Seller is in good operating condition and repair, and the Seller has received no notice that any of it is in violation of any existing law or any building, zoning, health, safety or other ordinance, code or regulation. There has never been any significant interruption of the Seller's operations due to inadequate maintenance of the Tangible Property.

     5.16 Intangible Property. Schedule 5.16 sets forth all patents, trademarks, service marks, trade names and franchises, all applications for any of the foregoing, and all permits, grants and licenses or other rights running to or from the Seller relating to any of the foregoing which are material to its business including, without limitation, any patents held by Kieltyka and used in the Company Business (the "Kieltyka Patents"). Except as set forth on Schedule 5.16, the rights of the Seller in the property set forth on Schedule
5.16 are free and clear of any liens or other encumbrances. Except as set forth on Schedule 5.16, the Seller has no notice of any adversely held patent, invention, trademark, service mark or trade name of any other person or notice of any claim of any other person relating to any of the property set forth on Schedule 5.16 or any process or confidential information of the Seller, and neither the Seller nor either Principal knows of any basis for any such charge or claim.

     5.17 Lists of Suppliers and Customers. Schedule 5.17 sets forth all suppliers and customers of the Seller who have sold to or purchased from the Seller, as the case may be, supplies, materials, products or services during the past five years. No single supplier or customer is of material importance to the business of the Seller. The relationships of the Seller with its suppliers and customers are good commercial working relationships and no supplier or customer of the Seller has cancelled or otherwise terminated, or threatened in writing to cancel or otherwise terminate, its relationship with the Seller or has during the last 12 months decreased materially, or threatened to decrease or limit materially, its services, supplies or materials to the Seller or its usage of the Seller's services or products, as the case may be. The Seller does not have any notice that any such supplier or customer intends to cancel or otherwise modify its relationship with the Seller or to decrease materially or limit its services, supplies or materials to the Seller or its usage of the services or products of the Seller, and the acquisition of the Purchased Assets by the Buyer will not, to the best of the knowledge and belief of the Seller and the Principals, adversely affect the relationship of the Buyer (as successor to the business of the Seller) with any such supplier or customer.

     5.18 Liens. The Seller owns outright and has good and marketable title to all of its assets and properties, including, without limitation, all of the assets and properties reflected on the Financials, in each case free and clear of any lien or other encumbrance, except for (i) immaterial assets and properties; (ii) assets and properties disposed of, or subject to purchase or sales orders, in the ordinary course of business since the Balance Sheet Date; (iii) liens or other encumbrances securing taxes, assessments, governmental charges or levies, or the claims of materialmen, carriers, landlords and like persons, which are not yet due and payable; or (iv) minor liens or other encumbrances of a character which do not substantially impair the assets or properties of the Seller or materially detract from its business.

     5.19 Indebtedness. All Indebtedness (as herein defined) of the Seller as at the Balance Sheet Date is set forth in the Financials.
Schedule 5.19 sets forth a true and correct aged list of all accounts payable of the Seller as of the end of the month prior to the date hereof. All Indebtedness reflected in the Financials or on Schedule
5.19 or which has arisen after the Balance Sheet Date has arisen in the ordinary course of business and represents valid Indebtedness of the Seller. As used herein, the term "Indebtedness" means all items which, in accordance with generally accepted accounting principles, would be included on a financial statement of the Seller.

     5.20 Liabilities. As at the Balance Sheet Date, except as set forth on Schedule 5.20, the Seller did not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, including, without limitation, liabilities on account of taxes, other governmental charges or lawsuits brought, whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement ("Liabilities"), which were not fully and adequately reflected on the Financials. Except as listed on Schedule 5.20, the Seller does not have any Liabilities, other than (i) Liabilities fully and adequately reflected on the Financials and (ii) Liabilities incurred since the Balance Sheet Date in the ordinary course of business.

Neither the Seller nor either Principal has any knowledge of any circumstances, conditions, events or arrangements which may hereafter give rise to any Liabilities of the Seller or any successor to the business of the Seller except in the ordinary course of business or as otherwise set forth on Schedule 5.20.

     5.21 Pension and Benefit Plans and Compliance with ERISA. Except as set forth on Schedule 5.21, the Seller is not party to, and neither makes nor is required to make employer contributions to, any employee benefit plan as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), educational assistance, auto use, fringe benefit, deferred compensation, bonus, stock purchase, severance, stock option, vacation policy or other employee benefit plan, agreement, arrangement or understanding maintained for the benefit of its employees (each, an "Employee Benefit Plan"). Each Employee Benefit Plan set forth or described on
Schedule 5.21 is in full force and effect in accordance with its terms and complies with all applicable laws. The Seller is not in default under any Employee Benefit Plan and, to the knowledge of the Seller and the Principals, no other party is in default thereunder. The Seller has made or provided for all payments due with respect to employees of the Seller under each Employee Benefit Plan to date, and all amounts properly accrued to date as liabilities of the Seller under each Employee Benefit Plan in the current plan years have been recorded on the Seller's books. The Seller maintains no "employee pension benefit plans" (within the meaning of section 3(2) of ERISA). The Seller maintains no multiemployer plan within the meaning of section 3(37) of ERISA or section 414(f) of the Internal Revenue Code of 1986, as amended (the "Code"), and has no withdrawal liability under ERISA. All employer contributions required to be made to the Employee Benefit Plans with respect to the Seller for all plan years-on or before the Closing will have been made before or as of the Closing Date. To the best knowledge of the Seller and the Principals, the Seller has satisfied all material reporting and disclosure requirements applicable to it under the Code or ERISA, and the Department of Labor and the Internal Revenue Service regulations promulgated thereunder, with respect to the Employee Benefit Plans. Nothing has occurred that would subject any Employee Benefit Plan to liability, taxes, or penalties under
Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA ("COBRA"). No amendment has been made increasing obligations under an Employee Benefit Plan since the Financials. The Seller offers no Employee Benefit Plan that provides benefits after termination of service or retirement other than as required under COBRA. No payments under Employee Benefit Plans will be triggered as a result of this Agreement or the transactions contemplated hereby. No Employee Benefit Plan has engaged in any "prohibited transaction" (within the meaning of section 406 of ERISA or section 4975 of the Code) which could subject such plans, the Buyer, the Seller, any trustee, administrator or other fiduciary of such plans or any other party dealing with such plans, to any penalty or excise tax imposed on prohibited transactions by section 502(i) of ERISA or section 4975 of the Code.

     5.22 Insurance. Schedule 5.22 sets forth all policies or binders of fire, liability, workmen's compensation, vehicular or other insurance held by or on behalf of the Seller (specifying the insurer and the policy number or covering note number with respect to binders, and describing each pending claim thereunder). Such policies and binders are in full force and effect. The Seller is not in default with respect to any provision contained in any such policy or binder and has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. Except for claims set forth on Schedule 5.22, there are no outstanding unpaid claims under any such policy or binder. The Seller has not received a notice of cancellation or non-renewal of any such policy or binder. Neither the Seller nor either Principal has any knowledge of any inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts which might form the basis for termination of any such policy or binder.

     5.23 Officers, Directors and Employees. Schedule 5.23 sets forth the name and current annual rate of compensation of each employee, consultant or agent of the Seller. The Seller has no present, future or contingent liability to pay compensation for loss of office or employment to any ex-director, ex-officer or ex-employee involved in the Company Business. There are no amounts owing to any current or former directors, officers or employees of Seller, other than remuneration accrued (but not yet due for payment) in respect of the calendar month in which the execution hereof takes place and no current or former directors, officers or employees of Seller are entitled to accrued holiday pay other than in respect of the Company Business' current calendar year.

     5.24 Operations of the Seller. Except as set forth on Schedule 5.24, from the Balance Sheet Date through the date hereof the Seller has not:

(i) amended its Certificate of Incorporation or By-Laws or merged with or into or consolidated with any other person, or changed or agreed to change in any manner the character of its business;

(ii) entered into or amended any employment agreement, entered into any agreement with any labor union or association representing any employee or entered into or amended any Employee Benefit Plan;

(iii) except for short-term bank borrowings in the ordinary course of business, incurred any indebtedness for borrowed money;

(iv) declared or paid any dividends or declared or made any distributions of any kind to its shareholders;

(v) reduced its cash or short-term investments or their equivalent, other than to meet cash needs arising in the ordinary course of business, consistent with past practices;

(vi) waived any right of material value to its business;

(vii) made any change in its accounting methods or practices or made any change in depreciation or amortization policies or rates adopted by it;

(viii) materially changed any of its business policies, including, without limitation, advertising, marketing, pricing, purchasing, personnel, sales, returns, budget or product acquisition policies;

(ix) made any wage or salary increase or bonus, or increase in any other direct or indirect compensation, for or to any officer, director, employee, consultant or agent of the Seller, or any accrual for or commitment or agreement to make or pay the same, other than to persons not officers, directors or shareholders of the Seller made in the ordinary course of business;

(x) made any loan or advance to any officer, director, employee, consultant, agent or shareholder of the Seller, other than travel advances made in the ordinary course of business;

(xi) made any payment or commitment to pay any severance or termination pay to any officer, director, employee, consultant or agent of the Seller, other than to persons not officers, directors or shareholders of the Seller made in the ordinary course of business;

(xii) other than in the ordinary course of business: (a) entered into any lease (as lessor or lessee); (b) sold, abandoned or made any other disposition of any of its assets or properties; (c) granted or suffered any lien or other encumbrance on any of its assets or properties; or (d) entered into or amended any contract or other agreement to which it is a party or by or to which it or its assets or properties are bound or subject or pursuant to which it agrees to indemnify any party or refrain from competing with any party;

(xiii) except in the ordinary course of business, incurred or assumed any debt, obligation or liability (whether absolute or contingent and whether or not currently due and payable);

(xiv) except for inventory or equipment acquired in the ordinary course of business, made any acquisition of all or any part of the assets, properties, capital stock or business of any other person; or

(xv) except in the ordinary course of business, entered into any other material contract or other agreement or other material transaction.

     5.25 Potential Conflicts of Interest. No officer or director of the Seller (i) owns, directly or indirectly, any interest in (other than not more than 1% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of any person which is a competitor, lessor, lessee, customer or supplier of, the Seller, (ii) owns, directly or indirectly, in whole or in part, any copyright, trademark, trade name, service mark, franchise, patent, invention, permit, license or secret or confidential information which the Seller is using or the use of which is necessary for the business of the Seller, other than the Kieltyka Patents, or (iii) has any cause of action or other claim whatsoever against, or owes any amount to, the Seller, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under Employee Benefit Plans and similar matters and agreements existing on the date hereof.

     5.26 Banks, Brokers and Proxies. Schedule 5.26 sets forth (i) the name of each bank, trust company and securities or other broker with which the Seller maintains relations, (ii) the name of each person authorized by the Seller to effect transactions therewith or to have access to any safe deposit box or vault, and (iii) all proxies, powers of attorney or other like instruments to act on behalf of the Seller in matters concerning its business or affairs.

     5.27 Environmental Matters. Except as set forth on Schedule 5.27:

     (i) The Seller complies and at all times has complied with all Environmental Laws applicable to the Company Business or the Property including, without limitation, the use, maintenance and operation of the Property, and all activities and conduct of business by the Seller related thereto, including, without limitation, the treatment, remediation, removal, transport, storage and/or disposal of any Contaminant;

     (ii) The Seller has obtained or has taken appropriate steps, as required by Environmental Laws, to obtain all environmental, health and safety permits, consents, licenses and other authorizations necessary for the operation of the Company Business and the ownership and operation of the Property (collectively, "EHS Permits"), all EHS Permits are in good standing, and the Seller is currently in compliance with all terms and conditions of EHS

Permits. No material change in the facts or circumstances reported or assumed in the applications for or the granting of EHS Permits exists. There are not any proceedings threatened which would jeopardize the validity of any of the EHS Permits;

     (iii) All of the third parties with which the Seller has arranged, engaged or contracted to accept, treat, transport, store, dispose or remove any Contaminant generated or present at the Property, or which otherwise participate or have participated in activities or conduct related to the Seller, the Company Business or the Property, were properly permitted at the relevant time to perform the foregoing activities or conduct;

     (iv) The Seller is not subject to any investigation, or any judicial or administrative proceeding, notice, order, judgment, decree or settlement, alleging or addressing in connection with the Company Business or the Property, nor has the Seller received, and is not otherwise aware of, any notice, claim or other communication concerning (a) any violation of any Environmental Laws, (b) any Remedial Action, (c) any claims or liabilities and costs arising from a Release or threatened Release at the Property or any other location, or (d) any claims or liabilities and costs for personal injury or threatened personal injury, or injury or threatened injury to property or natural resources;

     (v) No Environmental Lien has attached to the Property;

     (vi) There has been no Release in reportable quantities at, to or from the Property;

     (vii) The Property is not listed or proposed for listing on the National Priorities List ("NPL") pursuant to CERCLA, or listed on the Comprehensive Environmental Response Compensation Liability Information System List ("CERCLIS") or any similar state list of sites, and the Seller is not aware of any conditions at the Property which, if known to a Governmental Authority, would qualify the Property for inclusion on any such list;

     (viii) The Seller has no contingent liability in connection with the ownership or operation of the Company Business or the Property for a Release or threatened Release at any location;

     (ix) The Seller has not disposed, as such term is defined in the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901 et seq. ("RCRA"), of any Contaminant at the Property;

     (x) The Seller has not transported or arranged for the transport of any Contaminant to any facility or site for the purpose of treatment or disposal which (a) is or was, at the time of disposal, subject to a Remedial Action requirement (other than routine, anticipated, closure-related corrective action obligations affecting closed solid waste management units at such facility) issued under RCRA or any state or local solid or hazardous waste regulatory law or
(b) at the time of the disposal had received a notice of violation or was otherwise subject to a governmental enforcement action with respect to alleged violations of any Environmental Laws;

     (xi) Neither the Seller nor any other person has ever engaged in or permitted any operations or activities upon, or any use or occupancy of, the Property or any portion thereof, for the purpose of or in any way involving the manufacture, treatment, remediation, emoval, generation, Release, discharge, refining or dumping of any Contaminant (whether legal or illegal, accidental or intentional) or the illegal or improper handling, storage, use or disposal of any Contaminant, nor has the Seller or any other person caused any Contaminant to be constructed, deposited, released, stored, disposed, leaching or otherwise located on, under, in or about the Property onto or underneath other properties, nor has any Contaminant migrated or threatened to migrate from other properties upon, about or beneath the Property;

     (xii) There is not constructed, placed, deposited, stored, disposed of nor located on the Property any asbestos in any form which has become or threatens to become friable;

     (xiii) No underground improvements, including but not limited to treatment of storage tanks, sumps, or water, gas or oil wells, or associated piping, are or have ever been located on the Property; and

     (xiv) There is not constructed, placed, deposited, released, stored, disposed, leaching nor located on the Property any polychlorinated biphenyls ("PCBs") or transformers, capacitors, ballasts, or other equipment which contain dielectric fluid containing PCBs, or any other insulating material containing urea formaldehydes.

     For the purposes of this Agreement, the following terms shall have the following meanings:

     (a) "Contaminant" shall mean any pollutant, hazardous substance, radioactive substance, toxic substance, hazardous waste, medical waste, radioactive waste, special waste, petroleum orpetroleum-derived substance or waste, asbestos, polychlorinated biphenyls, or any hazardous or toxic constituent thereof and includes, but is not limited to, any substance defined in or regulated under Environmental Laws.

     (b) "Environmental Laws" shall mean all federal, state, and local laws, statutes, codes, ordinances, rules, regulations, permits, or orders relating to or addressing the environment, health or safety, which shall include, but not be limited to, the use, handling or disposal of any Contaminant, or workplace or worker safety and health.

     (c) "Environmental Lien" shall mean any lien in favor of any Governmental Authority for any (1) liability under any Environmental Laws or (2) damages arising from, or costs incurred by, such Governmental Authority in response to a Release or threatened Release into the environment.

     (d) "Governmental Authority" shall mean any agency, department, court or any other administrative, legislative or regulatory authority of any federal, state or local governmental body.

     (e) "Property" shall mean all real or personal property of any kind or description presently owned, leased, operated or otherwise under the control of the Seller and used in the operation of the Company Business.

     (f) "Release" shall mean the release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migrating into the indoor or outdoor environment of any Contaminant through or in the air, soil, surface water, groundwater or Property.

     (g) "Remedial Action" means actions required to (1) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment, (2) prevent a Release or threat of Release or minimize the further Release of Contaminants, or (3) investigate and determine if a remedial response is needed, design such a response and post-remedial investigation, monitoring, operation, maintenance and care.

     5.28 No Broker. No broker, finder, agent or similar intermediary has acted for or on behalf of the Seller or the Principals in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with the Seller or the Principals or any action taken by the Seller or the Principals.

     5.29 Full Disclosure. All documents and other papers delivered by or on behalf of the Seller in connection with this Agreement and the transactions contemplated hereby are true, complete and authentic and all contracts and other agreements or instruments included thereunder are valid, subsisting and binding on the parties thereto in accordance with their terms. The information furnished by or on behalf of the Seller to the Buyer in connection with this Agreement and the transactions contemplated hereby does not contain any untrue statement of a material fact and does not omit to state any material fact necessary to make the statements made, in the context in which made, not false or misleading. There is no fact which the Seller has not disclosed to the Buyer in writing which materially adversely affects, or so far as the Seller can now foresee will materially adversely affect, the business or condition (financial or otherwise) of the Seller or the ability of the Seller to perform this Agreement.

     6. Representations and Warranties of the Buyer and Bogen. Each of the Buyer and Bogen, jointly and severally, represents and warrants as follows:

     6.1 Due Incorporation. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and lawful authority to own, lease and operate its assets and properties and to carry on its business as now conducted.

     6.2 Corporate Power of the Buyer and Bogen. It has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and each Transaction Document to which it is a party and to perform fully its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by and constitutes the valid and binding obligation of the Buyer and Bogen and is enforceable in accordance with its terms.

     6.3 No Broker. No broker, finder, agent or similar intermediary has acted for or on behalf of the Buyer and Bogen in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with the Buyer or Bogen or any action taken by the Buyer or Bogen.

     7. Covenants and Agreements. The parties hereto covenant and agree as follows:

     7.1 Corporate Examinations and Investigations; Confidentiality. Prior to the Closing Date, the Buyer shall be entitled, through its employees and representatives, including, without limitation, McDermott, Will & Emery and Coopers & Lybrand, to make such investigation of the property and plant and such examination of the books, records and financial condition of the Seller as the Buyer wishes. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and the Seller shall cooperate fully therein. No investigation by the Buyer shall, however, diminish or obviate in any way any of the representations, warranties, covenants or other agreements of the Seller under this Agreement. In order that the Buyer may have full opportunity to make such business, accounting and legal review, examination or investigation as it may wish of the business and affairs of the Seller, the Seller shall furnish the representatives of the Buyer during such period with all such information concerning the affairs of the Seller as such representatives may reasonably request and cause its officers, employees, consultants, agents, accountants and attorneys to cooperate fully with such representatives in connection with such review and examination and to make full disclosure to the Buyer of all material facts affecting the financial condition and business operations of the Seller. If this Agreement terminates, the Buyer and its affiliates shall keep confidential and shall not use in any manner any information obtained from the Seller concerning its assets, properties, operations and business, unless readily ascertainable from public or published information, or trade sources, or already known or subsequently developed by the Buyer independently of any investigation of the Seller, or received from a third party not under an obligation to the Seller to keep such information confidential.

     7.2 Change and Use of Name. The Seller shall change its corporate name to any name other than New England Audio Resource, Inc., NEAR or any variant or abbreviation thereof and at the Closing shall deliver to the Buyer evidence that whatever filings are necessary in its jurisdiction of organization and those jurisdictions, if any, in which the Seller is licensed or qualified to do business to effect such name change have been made.

     7.3 Bonuses. The Buyer shall pay to Ms. Jean Ropella a bonus of $4,100 on December 31, 1997.

     7.4 Delta Stock. Kieltyka shall sell all of his capital stock in Delta Speaker Systems, Inc., a Maine corporation, to the other shareholders of said corporation on or before December 31, 1997.

     7.5 Employee Benefits. The Buyer agrees that it shall provide any employee of the Seller that is hired by the Buyer on or after the date hereof (a "Hired Employee") with the same or comparable benefits that such Hired Employee received from the Seller prior to the date hereof. The parties hereto agree that no Hired Employee shall be entitled to participate, and the Buyer shall be under no obligation to provide the opportunity for any such employee to participate, in any employee benefit plan offered by Bogen or any other affiliate of the Buyer to its employees, except as may otherwise be required by any such plan or by law.

     7.6 Expenses of Sale. Each of the parties hereto agrees that it shall bear its own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated hereby. All transfer, documentary, gross receipts, sales and use taxes and similar liabilities, if any, resulting from the sale, assignment, transfer and delivery hereunder of the Purchased Assets shall be paid by the Seller.

     7.7 Consent to Jurisdiction and Service of Process. Any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in any state or federal court in the State of New Jersey, and each party waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given by registered or certified mail, return receipt requested, or by any other means of mail which requires a signed receipt, postage prepaid, mailed to such party as herein provided.

     7.8 Further Assurances. Each of the parties hereto shall execute such documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are conditions precedent to the Closing.

     8. Conditions Precedent to the Obligation of the Buyer to Close. The obligation of the Buyer to consummate the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by it:

     8.1 Representations and Covenants. The representations and warranties of the Seller contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Seller shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date. The Seller shall have delivered to the Buyer a certificate, dated the Closing Date and signed by an officer of the Seller, to the foregoing effect and stating that all conditions to the Buyer's obligations hereunder have been satisfied.

     8.2 Governmental Permits and Approvals. Any and all permits and approvals from any governmental or regulatory agency or body required for the lawful consummation of the Closing shall have been obtained.

     8.3 Third Party Consents. All consents, permits and approvals from parties to any contracts or other agreements with the Seller which may be required in connection with the performance by the Seller of its obligations under this Agreement or the continuance of such contracts or other agreements after the Closing shall have been obtained, except as the Buyer may otherwise provide.

     8.4 Opinion of Counsel to the Seller. The Buyer shall have received the favorable opinion of Ranger, Copeland & Willcox, P.A., counsel to the Seller, dated the Closing Date, addressed to the Buyer, substantially in the form attached hereto as Exhibit B.

     8.5 Payment of Debts to Seller. Each shareholder of the Seller and each affiliate of the Seller or shareholders of the Seller shall have paid to the Seller any amounts owed by such person to the Seller and all amounts owing from the Seller to such person shall have been paid by the Seller, except as the Buyer may otherwise provide.

     8.6 Employment and Bonus Agreements. Simultaneously with the Closing, Kieltyka shall enter into an employment agreement with the Buyer (the "Employment Agreement") and Lareau shall enter into a bonus agreement with the Buyer (the "Bonus Agreement"), each of which shall be dated the date hereof and in a form to be agreed upon by the parties thereto.

     8.7 Patent Agreement. Simultaneously with the Closing, Kieltyka shall enter into an agreement with the Buyer substantially in the form attached hereto as Exhibit C (the "Patent Agreement").

     8.8 Patent Assignment. Simultaneously with the Closing, Kieltyka shall assign the Kieltyka Patents to the Buyer pursuant to an assignment of patents agreement (the "Patent Assignment") substantially in the form attached hereto as Exhibit D.

     8.9 Redemption of Convertible Preferred Stock. Simultaneously with the Closing, the Seller shall deliver to the Buyer evidence of the redemption of the convertible preferred stock of the Seller held by Coastal Enterprises Inc. and the convertible preferred stock of the Seller held by Coastal Ventures Limited Partnership.

     9. Conditions Precedent to the Obligation of the Seller to Close. The obligation of the Seller to consummate the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by it:

     9.1 Representations and Covenants. The representations and warranties of the Buyer contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Buyer shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date. The Buyer shall have delivered to the Seller a certificate, dated the Closing Date and signed by an officer of the Buyer, to the foregoing effect and stating that all conditions to the Seller's obligations hereunder have been satisfied.

     9.2 Employment and Bonus Agreements. Simultaneously with the Closing, the Buyer shall enter into the Employment Agreement and the Bonus Agreement.

     9.3 Patent Agreement. Simultaneously with the Closing, the Buyer shall enter into the Patent Agreement.

     10. Post-Closing Settlement.

     10.1 Inventory, Receivables, and Payables. The sum of the inventory and receivables of the Seller less the accounts payable of the Seller as reflected on the Post-Closing Balance Sheet (as herein defined) shall not be less than $170,000, and there shall not be any accrued and unpaid principal, interest, fees, or penalties on any Loan Agreement as at the Closing Date.

     10.2 Preparation of Post-Closing Balance Sheet; Loan Statements;
Arbitration.

     10.2.1 Delivery of Post-Closing Balance Sheet and Loan Statements. Within 30 days following the Closing Date, a balance sheet of the Seller as at the Closing Date prepared in accordance with generally accepted accounting principles consistently applied shall be delivered to the Seller and the Buyer by independent certified public accountants to be retained by the Buyer (the "Accountants"). In addition, the Seller shall provide to the Buyer a statement concerning each Loan Agreement setting forth the amounts of any accrued and unpaid principal, interest, fees, penalties, or other amounts due under each such Loan Agreement as at the Closing Date (each, a "Loan Statement").

     10.2.2 Disagreements and Arbitration. The Post-Closing Balance Sheet and each Loan Statement shall become final and binding upon the parties hereto unless any of them delivers written notice of its disagreement (a "Notice of Disagreement") to the other parties hereto within 20 days following receipt thereof. Any such Notice shall specify in reasonable detail the nature of any disagreement so asserted. During a period of 30 days following that date on which a Notice of Disagreement is delivered, the Buyer and the Seller shall attempt to resolve in writing any differences which they may have with respect to any matter specified in any Notice of Disagreement. If at the end of such 30-day period the Buyer and the Seller have failed to reach written agreement with respect to all of such matters, then all such matters as specified in any Notice of Disagreement as to which a written agreement has not been reached (the "Disputed Matters") shall be submitted to and reviewed by an arbitrator (the "Arbitrator"), which shall be an accounting firm (other than the Accountants) selected by the Buyer and the Seller. If within five days following the expiration of such 30- day period the Buyer and the Seller have failed to agree in writing upon the selection of the Arbitrator or any Arbitrator selected by them has not agreed to perform and the services called for hereunder, the Arbitrator shall thereupon be selected by the American Arbitration Association (the "AAA"). The Arbitrator shall consider only the Disputed Matters. The Arbitrator shall act promptly to resolve all Disputed Matters and its decision with respect to all Disputed Matters shall be final and binding upon the Seller and the Buyer. Upon resolution by the Arbitrator of all Disputed Matters, the Arbitrator shall cause to be prepared and shall deliver to the Buyer and the Seller the Post-Closing Balance Sheet and each Loan Statement, which shall be final and binding upon the Buyer and the Seller. As used in this Agreement, the term "Post-Closing Balance Sheet" means the balance sheet of the Seller as at the Closing Date and for the period then ended delivered by the Seller to the Buyer pursuant hereto, as adjusted to reflect any written agreement between the parties with respect thereto and any determination of the Arbitrator with respect to any Disputed Matter.

     10.3 Post-Closing Settlement. If any post-closing adjustment is required to be made pursuant hereto, the settlement thereof (the "Post-Closing Settlement") shall take place at the offices of McDermott, Will & Emery at the address set forth in Section 4 at 10:00 a.m. local time on the fifth business day following the date upon which the Post-Closing Balance Sheet becomes final and binding upon the parties hereto, or at such other time and place as the Buyer and the Seller may mutually agree in writing.

     10.4 Determination and Payment of Post-Closing Adjustments. If the sum of the inventory and receivables of the Seller less the accounts payable of the Seller as reflected on the Post-Closing Balance Sheet is less than $170,000, then the aggregate Purchase Price shall be reduced by the amount of such deficiency. If there are any accrued and unpaid amounts set forth in the Loan Statements, then the aggregate Purchase Price shall be reduced by an amount equal to the amount of such accrued and unpaid amounts. The amount of any such reductions in the Purchase Price shall be paid by the Seller or the Principals to the Buyer at the Post-Closing Settlement by the delivery to the Buyer of a certified or bank cashier's check in the amount of any balance due payable to the order of the Buyer or pursuant to Section 13.4 hereof.

     10.5 Expenses of Post-Closing Adjustments. The fees and expenses of the Accountants incurred in connection with their examination of and report with respect to the Post-Closing Balance Sheet shall be borne by the Buyer. The fees and expenses of the rbitrator incurred in connection with its review and determination of any Disputed Matter shall be borne one-half by the Buyer and one-half by the Seller.

     10.6 Payment of Accounts and Notes Receivable. If more than 20% of the value of the accounts and notes receivable reflected on the Balance Sheet or arising subsequent thereto, but prior to the Closing Date, are uncollectible 180 days after the Closing Date, the Seller shall pay to the Buyer the amount of such deficiency. Such amount shall be paid by delivery to the Buyer of a certified or cashier's check payable to the order of the Buyer.

     11. Covenants of Seller and the Principals.

     11.1 Against Competition. Each of the Principals and the Seller acknowledges that: (i) the principal business of the Seller is the manufacture and sale of loudspeakers (the "Company Business"); (ii) each of the Principals is one of the limited number of persons who has developed such business; (iii) the business of the Seller is national and international in scope; (iv) the work of each of the Principals for the Seller has brought him and his work for the Buyer will continue to bring him into close contact with many confidential affairs not readily available to the public; and (v) the Buyer would not purchase the Purchased Assets but for the agreements and covenants of the Seller and the Principals contained in this Section 11. Accordingly, each Principal covenants and agrees, with respect to himself and the Seller, and the Seller covenants and agrees with respect to itself, to the following:

     11.1.1 Non-Compete. During the term of the Principal's employment with the Buyer or with any affiliate of the Buyer, as successor in interest to the business of the Seller, and for a period of (1) as to Kieltyka, two years, and
(2) as to Lareau, one year, following the later of (a) the termination (whether for cause or otherwise) of the Principal's employment with the Buyer or any of the Buyer's affiliates or (b) the end of the period with respect to which the Principal is compensated by the Buyer or any of the Buyer's affiliates through salary, bonus or otherwise (the "Restricted Period"), the Principal shall not and shall not cause the Seller to, and the Seller shall not, in the United States of America or in any foreign country, directly or indirectly: (i) engage in the Company Business for the Principal's or the Seller's own account; (ii) enter the employ of, or render any services to, any person engaged in such activities; or (iii) become interested in any such person as an individual, partner, shareholder, officer, director, principal, agent, employee, trustee, consultant or in any other relationship or capacity; provided, however, that the Principal may own, directly or indirectly, solely as an investment, securities of any person which are traded on any national securities exchange if the Principal (A) is not a controlling person of, or a member of a group which controls, such person or (B) does not, directly or indirectly, own 1% or more of any class of securities of such person; and provided, further, however, that Kieltyka may own shares of Delta Speaker Systems, Inc. until and including December 31, 1997; and provided, further, that, after termination of his employment with the Buyer or any of the Buyer's affiliates, Lareau may engage in the activities described in clauses (i) through (iii) of this Section 11.1.1 so long as, during the Restricted Period, he does not do any act that could reasonably be construed as, directly or indirectly, soliciting business from any person (a "Restricted Person") that is a customer of, or has been solicited for business by Lareau or otherwise by, the Seller, the Buyer, or any of the Seller's or the Buyer's affiliates during the final year of Lareau's term of employment with the Seller and/or the Buyer or any of the Buyer's affiliates; provided, however, that a person shall not be deemed a Restricted Person for purposes hereof if such person is a customer of a future employer of Lareau's prior to such future employer's employment of Lareau.

     11.1.2 Confidential Information. During and after the Restricted Period, the Principal shall and shall cause the Seller to, and the Seller shall, keep secret and retain in strictest confidence, and shall not use for its own benefit or others except in connection with the business and affairs of the Buyer and its affiliates, all confidential matters relating to the Company Business and to the Buyer and its affiliates, including, without limitation, trade "know-how," secrets, customer and supplier lists, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, new personnel acquisition plans, methods of manufacture, technical processes, designs and design projects, inventions and research projects, intellectual property, and other business affairs relating to the Company Business and to the Buyer and its affiliates learned by the Principal or the Seller heretofore or hereafter, and shall not disclose them to anyone outside of the Buyer and its affiliates, either during or after employment of the Principal by the Buyer or any of its affiliates, except as required in the course of performing duties hereunder or with the Buyer's express written consent.

     11.1.3 Property of the Buyer. All memoranda, notes, lists, records and other documents (and all copies thereof) made or compiled by the Principal or made available to the Principal or the Seller concerning the Company Business or the Buyer or any of its affiliates shall be the Buyer's property and shall be delivered to the Buyer promptly upon the termination of the Principal's employment with the Buyer or any of its affiliates or at any other time on request.

     11.1.4 Employees of the Buyer. During the Restricted Period, the Principal shall not and shall cause the Seller to not, and the Seller shall not, directly or indirectly, hire, solicit or encourage to leave the employment of the Buyer or any of its affiliates any employee of the Buyer or any of its affiliates or hire any such employee who has left the employment of the Buyer or any of its affiliates within one year of the termination of such employee's employment with the Buyer or any of its affiliates.

     11.1.5 Consultants of the Buyer. During the Restricted Period, the Principal shall not and shall cause the Seller to not, and the Seller shall not, directly or indirectly, hire, solicit or encourage to cease to work with the Buyer or any of its affiliates any consultant then under contract with the Buyer or any of its affiliates.

     11.2 Rights and Remedies Upon Breach. If the Principal or the Seller breaches, or threatens to commit a breach of, any of the provisions of Section
11.1 (the "Restrictive Covenants"), the Buyer shall have the following rights and remedies, each of which shall be independent of the other and individually or severally enforceable, and all of which shall be in addition to, and not in lieu of, any other rights and remedies available to the Buyer under law or in equity:

     11.2.1 Specific Performance. The right and remedy to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Buyer and that money damages will not provide adequate remedy to the Buyer.

     11.2.2 Accounting. The right and remedy to require the Principal or the Seller, as the case may be, to account for and pay over to the Buyer all compensation, profits, monies, accruals, increments or other benefits (collectively, "Benefits") derived or received by the Principal or the Seller as the result of any transactions constituting a breach of any of the

Restrictive Covenants, and the Principal or the Seller, as the case may be, shall account for and pay over any Benefits to the Buyer.

     11.3 Unenforceability of Restrictive Covenants. (i) If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid Restrictive Covenant or part thereof.

     (ii) If any court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration of such Restrictive Covenant or the scope of such Restrictive Covenant, such court shall have the power to reduce the duration or scope of such Restrictive Covenant and, in its reduced form, such Restrictive Covenant shall then be enforceable and may be enforced.

     11.4 Enforceability in Jurisdictions. The Buyer, the Principals, and the Seller intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the Buyer, the Principals, and the Seller that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other jurisdiction within the geographical scope of such Covenants, as to breaches of such Covenants in such other respective jurisdictions, such Covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

     12. Survival of Representations, Warranties, Covenants and Agreements.

     12.1 The Seller and the Principals. Notwithstanding any right of the Buyer fully to investigate the affairs of the Seller and notwithstanding any knowledge of facts determined or determinable by the Buyer pursuant to such investigation or right of investigation, the Buyer has the right to rely fully upon the representations, warranties, covenants and other agreements of the Seller and the Principals contained in this Agreement or in any other document delivered to the Buyer by the Seller or any of its representatives or either Principal, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder.

     12.2 The Buyer and Bogen. Notwithstanding any right of the Seller fully to investigate the affairs of the Buyer and notwithstanding any knowledge of facts determined or determinable by the Seller pursuant to such investigation or right of investigation, the Seller has the right to rely fully upon the representations, warranties, covenants and other agreements of the Buyer and Bogen contained in this Agreement or in any other document delivered to the Seller by either of the Buyer or Bogen or any of its representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder.

     13. Indemnification.

     13.1 Obligation of the Seller and the Principals to Indemnify. Subject to the limitations contained in Section 12, the Seller and the Principals shall indemnify, defend and hold harmless the Buyer and any of its affiliates and assigns from and against any losses, liabilities, damages or deficiencies (including interest, penalties and reasonable attorneys' fees) ("Losses") arising out of or due to:

          (i) a breach of any representation, warranty, covenant or other agreement of the Seller or either Principal contained in this Agreement or in any document or other writing delivered by the Seller or either Principal pursuant hereto;

          (ii) any liability or obligation not assumed by the Buyer pursuant to
     Section 2.1, including, without limitation, any liability to which it may become subject as a result of the fact that the transactions contemplated by this Agreement are being effected, at the request of the Seller, without compliance with the provisions of any Bulk Sales Act or any similar statute as enacted in any jurisdiction, domestic or foreign; or

          (iii) any Products Liability (as hereinafter defined) arising at any time on or prior to the Closing Date. For purposes of this Agreement, the term "Products Liability" means any liability to which the Seller (or the Buyer or any affiliate thereof as successor to any business of the Seller) may become subject insofar as such liability arises out of or otherwise relates to any express or implied representation, warranty, agreement or guaranty made or claimed to have been made by the Seller (or the Buyer or any affiliate thereof as successor to any business of the Seller), or imposed or asserted to be imposed by operation of law, in connection with any service or product prepared, created or sold by the Seller (or the Buyer or any affiliate thereof as successor to any business of the Seller); or

          (iv) any Taxes (as hereinafter defined) arising at any time and relating to the business of the Seller. For purposes of this Agreement, the term "Taxes" or "Tax" means all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including federal income taxes and state income taxes), real property gains taxes, payroll and employee withholding taxes, unemployment insurance taxes, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing.

     13.2 Obligation of the Buyer and Bogen to Indemnify. The Buyer and Bogen shall indemnify, defend and hold harmless the Seller and the Principals from and against any Losses arising out of or due to:

          (i) a breach of any representation, warranty, covenant or other agreement of the Buyer contained in this Agreement or in any document or other writing delivered by the Buyer pursuant hereto; or

          (ii) any liability or obligation assumed by the Buyer pursuant to
     Section 2.1.

     13.3 Notice to Indemnifying Party. If any party hereto (the "Indemnitee") receives notice of any claim or other commencement of any action or proceeding with respect to which any other party (or parties) hereto is obligated to provide indemnification (the "Indemnifying Party") pursuant to Section 13.1 or 13.2, the Indemnitee shall promptly give the Indemnifying Party notice thereof. Such notice shall be a condition precedent to any liability of the Indemnifying Party under the provisions for indemnification contained in this Agreement.

The Indemnifying Party may compromise or defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any such matter involving the asserted liability of the Indemnitee. In any event, the Indemnitee, the Indemnifying Party and the Indemnifying Party's counsel shall cooperate in the compromise of, or defense against, any such asserted liability. Both the Indemnitee and the Indemnifying Party may participate in the defense of such asserted liability and neither may settle or compromise any claim over the objection of the other. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

     13.4 Set-off Rights. Each of the Seller and the Principals agrees that the Buyer shall have the right to set-off against the Buyer's payment obligations or the payment obligations of any of its affiliates to the Seller and the Principals, including, without limitation, the Buyer's payment obligations under
Section 3.2 hereof and any amounts payable by the Buyer as salary or bonus to the Principals (the "Payment Obligations"), all or any portion of the amount of any Losses required to be paid by the Seller and/or the Principals pursuant to
Section 13.1, if such Losses are not otherwise paid within 30 days after the Buyer has requested payment therefor. If the Buyer elects to exercise its set-off rights hereunder, it shall give the Seller, Kieltyka, and Lareau written notice of such election (including the amount to be set-off), and upon giving of such notice, the amount of any Payment Obligations shall automatically be reduced by the amount set forth in such notice; provided that any set-off against Lareau shall be limited to 25% of the amount set forth in such notice. In the event there is a "final determination" by a court of competent jurisdiction that the Buyer was not entitled to indemnification under this Section 13.4 with respect to the set-off amount, the Payment Obligations shall be readjusted by the Buyer in the amount to be set-off. For purposes of this Section, a "final determination" shall mean a determination with respect to which any and all appeals therefrom shall have been resolved or a determination with respect to which 30 days shall have passed from the rendering of such determination (or of any determination on appeal therefrom) and no party shall have commenced any such appeal therefrom.

     14. Miscellaneous.

     14.1 Certain Definitions. As used in this Agreement, the following terms have the following meanings unless the context otherwise requires:

          (i) "affiliate" with respect to any person, means and includes any person controlling, controlled by or under common control with such person.

          (ii) "contracts and other agreements" means and includes all contracts, agreements, indentures, bonds, leases, mortgages, franchises, licenses, commitments or binding arrangements, express or implied.

          (iii) "document(s) or other papers" means and includes any document, agreement, instrument, certificate, notice, consent, affidavit, letter, telegram, telex, statement, schedule (including any Schedule to this Agreement), exhibit (including any Exhibit to this Agreement) or any other paper whatsoever.

          (iv) "knowledge" means, with respect to the Buyer or the Seller, the actual knowledge of any officer, director or shareholder of such person.

          (v) "lien or other encumbrance" means and includes any lien, pledge, mortgage, security interest, claim, lease, charge, option, right of first refusal, easement or any other encumbrance whatsoever.

          (vi) "person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization or other entity.

          (vii) "property" means real, personal or mixed property.

     14.2 Publicity. Except as may otherwise be required by law, no publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued without advance approval of the form and substance thereof by the Buyer and the Seller, which approval shall not be unreasonably withheld.

     14.3 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telegraphed or telexed, or sent by certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed or telexed, or if mailed, two days after the date of mailing, as follows:

          (i) if the Buyer or Bogen, to:

               c/o Bogen Communications, Inc.
               50 Spring Street
               Ramsey, New Jersey 07446
               attn: Yoav M. Cohen
               telephone: 201-934-8500
               facsimile: 201-236-0224
          with a copy to:

               McDermott, Will & Emery
               50 Rockefeller Plaza
               New York, New York 10020
               attn: Cheryl Reicin, Esq.
               telephone: 212-547-5400
               facsimile: 212-547-5444

          (ii) if to Seller or the Principals to:

               c/o New England Audio Resource, Inc.
               12 Foss Road
               Lewiston, Maine 04240
               attn: William Kieltyka
               telephone: 207-795-0609
               facsimile: 207-795-0613

          with a copy to:

               Peter G. Cary, Esq.
               Mittel, Asen, Eggert, Hunter & Cary
               97 State Street
               Portland, Maine 04101
               telephone: 207-775-3301
               facsimile: 207-871-0683

     Any party hereto may notify the other parties of a change of address for purposes hereof in accordance with the provisions of this Section 14.3.

     14.4 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) contains the entire agreement among the parties with respects to the purchase of the Purchased Assets and related transactions and supersedes all prior agreements, written or oral, with respect thereto.

     14.5 Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all of the parties hereto or, in the case of a waiver, the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity. The rights and remedies of any party arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or other agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or other agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

     14.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

     14.7 No Assignment. This Agreement is not assignable except by operation of law.

     14.8 Variations in Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

     14.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     14.10 Exhibits and Schedules. The Exhibits and Schedules to this Agreement are hereby made a part of this Agreement as if set forth in full herein.

     14.11 Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the interpretation of this Agreement.

               [the balance of this page intentionally left blank]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            BOGEN COMMUNICATIONS, INC.

                                            By ________________________________
                                                Name:
                                                Title:

                                            BOG-COMM ACQUISITION CORPORATION

                                            By ________________________________
                                                Name:
                                                Title:

                                            NEW ENGLAND AUDIO RESOURCE, INC.

                                            By ________________________________
                                                Name:
                                                Title:

                                            MR. WILLIAM KIELTYKA

                                            -----------------------------------



                                            MR. LEE LAREAU

                                            -----------------------------------


                  [Signature Page to Asset Purchase Agreement]

                                     - S-1 -

                                                                      EXHIBIT A

                       Form of Bill of Sale and Assignment

                           BILL OF SALE AND ASSIGNMENT

     This BILL OF SALE AND ASSIGNMENT (this "Bill of Sale"), made as of July 1, 1997, by New England Audio Resource, Inc., a Maine corporation (the "Seller"), for the benefit of Bog-Comm Acquisition Corporation, a Delaware corporation (the "Buyer").

     1. ASSIGNMENT. FOR VALUE RECEIVED, the Seller, pursuant to the Asset Purchase Agreement (the "Agreement"), dated as of July 1, 1997, by and among Bogen Communications, Inc., a Delaware corporation, the Buyer, the Seller, Mr. William Kieltyka, and Mr. Lee Lareau, does, as of the date hereof, hereby sell, convey, assign, transfer, and deliver to the Buyer all of Seller's right, title, and interest in and to all of the assets, properties, rights and business of the Seller of every type and description, real, personal and mixed, tangible and intangible, wherever located and whether or not reflected on the books and records of the Seller (all of such assets, properties, rights and business being hereinafter sometimes collectively called the "Purchased Assets"), including, without limitation, the following (all capitalized terms used but not defined herein shall have the meaning set forth in the Agreement):

          (i) those assets, properties and rights reflected on the Balance Sheet (subject to changes therein through the Closing Date) or otherwise referred to in the Agreement or any Schedule thereto, including, without limitation, all inventory of the Seller;

          (ii) the Seller's lists of customers;

          (iii) the Seller's right to use the names New England Audio Resource, Inc., NEAR and all variants thereof;

          (iv) all of the Seller's interest in and claims and rights under contracts and other agreements, Permits, titles, and patents, trademarks, copyrights and other intellectual property and applications therefor which are referred to in the Agreement or any Schedule thereto (subject to changes therein through the Closing Date);

          (v) the books and records of the Seller relating to the Purchased Assets;

          (vi) the goodwill of the Seller; and

                                     - E-1 -

          (vii) all other assets, properties, rights and business of every kind and nature owned or held by the Seller, or in which the Seller has an interest, on the Closing Date, known or unknown, fixed or unfixed, choate or inchoate, accrued, absolute, contingent or otherwise, whether or not specifically referred to in the Agreement.

     2. EXCLUDED ASSETS. Notwithstanding anything in this Bill of Sale to the contrary, there shall be excluded from the assets, properties, rights and business to be transferred to the Buyer those assets, properties and rights set forth on Exhibit A to this Bill of Sale.

     3. POWER OF ATTORNEY. The Seller appoints the Buyer, its successors and assigns as the Seller's true and lawful attorney and attorneys, with full power of substitution, in the Seller's name and stead, on behalf and for the benefit of the Buyer, its successors and assigns, to demand and receive any and all of the Purchased Assets, and to give receipts and releases for and in respect of the same, and any part thereof, and from time to time to institute and prosecute in the Seller's name, or otherwise, for the benefit of the Buyer, its successors and assigns, any and all proceedings at law, in equity or otherwise, which the Buyer, its successors or assigns may deem proper for the collection or reduction to possession of any of the Purchased Assets or for the collection and enforcement of any claim or right of any kind hereby sold, conveyed, assigned, transferred and delivered, or intended so to be, and to do all acts and things relating to the Purchased Assets which the Buyer, its successors or assigns shall deem desirable, the Seller hereby declaring that the foregoing powers are coupled with an interest and are and shall be irrevocable by the Seller or by its dissolution or in any manner or for any reason whatsoever.

     4. FURTHER ASSURANCES. The Seller hereby covenants that, from time to time after the delivery of this instrument, at the Buyer's request and without additional consideration, the Seller at its expense will execute, acknowledge and deliver such further instruments of conveyance and transfer and take such other actions as the Buyer may reasonably require to more effectively convey and transfer to the buyer any and all of the Purchased Assets.

     5. MISCELLANEOUS. The agreements, covenants and terms contained herein shall be binding upon and inure to the benefit of the successors and assigns of the Seller and the Buyer and shall be construed and enforced according to the laws of the State of New Jersey.

     IN WITNESS WHEREOF, the Seller has executed this Bill of Sale as of the date first above written.

                                           NEW ENGLAND AUDIO RESOURCE, INC.

                                           By:/s/_____________________________
                                                    Name:
                                                    Title:

                                     - E-2 -

                                                                      EXHIBIT B

                    Form of Opinion of Counsel to the Seller

                [Letterhead of Ranger, Copeland & Willcox, P.A.,

                             Counsel to the Seller]

                                                              July 1, 1997

Bogen Communications, Inc.
Bog-Comm Acquisition Corporation
c/o Bogen Communications, Inc.
50 Spring Street, P.O. Box 575
Ramsey, New Jersey  07446

Ladies and Gentlemen:

     We refer to the Asset Purchase Agreement dated as of July 1, 1997 (the "Agreement"), among Bogen Communications, Inc., a Delaware corporation ("Bogen"), Bog-Comm Acquisition Corporation, a Delaware corporation (the "Buyer"), New England Audio Resource, Inc., a Maine corporation (the "Seller"), Mr. William Kieltyka ("Kieltyka"), and Mr. Lee Lareau ("Lareau" and together with Kieltyka the "Principals"). For purposes of this opinion, terms used herein have the respective meanings assigned them in the Agreement.

     We have examined the Agreement (together with the Exhibits and Schedules thereto) and copies of the Certificate of Incorporation, By-laws and minutes of the Seller. We have also made such other investigations of law and fact as we have deemed necessary and relevant for the basis of our opinion.


                                     - E-3 -

     Based upon the foregoing, we are of opinion that:

     1. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Maine and has the corporate power and lawful authority to own, lease and operate its assets and properties and to carry on its business as now conducted. The Seller is qualified to transact business and is in good standing in each jurisdiction in which the nature of its business or location of its properties requires such qualification and in which the failure so to qualify could have a material adverse effect on the Seller or its assets, properties or business.

     2. The Seller is authorized to issue [____] shares of Common Stock, par value [$_______], [_______] of which are issued and outstanding. No other class of capital stock of the Seller is authorized or outstanding. All of the issued shares are duly authorized and are legally and validly issued, fully paid and nonassessable. To our knowledge, there are no outstanding options, warrants, convertible securities, subscriptions or other commitments or rights of any nature to acquire any securities of the Seller from the Seller.

     3. Each of the Seller, Kieltyka and Lareau has the full legal right and power and all authority and approval required to enter into, execute and deliver the Agreement and the Transaction Documents and to perform fully its obligations thereunder, all such actions by the Seller have been duly authorized by all necessary corporate proceedings on its part, and the Agreement has been duly executed and delivered by each of the Seller, Kieltyka and Lareau and constitutes the valid and binding obligation of each of them and is enforceable in accordance with its terms.

                                     - E-4 -

     4. No approval or consent of any foreign, federal, state, county, local or other governmental or regulatory body, and no approval or consent of any other person (except as otherwise specified in the Agreement or Schedules thereto, which approvals and consents have been obtained and are in full force and effect) is required in connection with the execution and delivery by the Seller, Kieltyka and Lareau of this Agreement and the consummation and performance by each of them of the transactions contemplated hereby.

     5. The execution and delivery of the Agreement and the Transaction Documents and the consummation of the transactions contemplated thereunder and the performance by the Seller of each of the Agreement and the Transaction Documents in accordance with its terms and conditions will not (a) conflict with or result in the breach or violation of any of the terms or conditions of, or constitute (or with notice or lapse of time or both would constitute) a default under, (i) the Certificate of Incorporation or By-laws of the Seller, (ii) any instrument, contract, license or other agreement known to us, after due inquiry, to which the Seller is a party or by or to which it or any of its assets or properties is bound or subject, (iii) any statute or any regulation, order, judgment or decree of any court or governmental or regulatory agency or body, or
(iv) any Permit or (b) result in the creation or imposition of any lien, claim, charge, restriction, security interest or encumbrances upon any of the Purchased Assets.

     6. The instruments of sale, conveyance, assignment and transfer executed and delivered by the Seller to the Buyer pursuant to the Agreement have been duly executed and such documents effectively vest in the Buyer all of the Purchased Assets, all free and clear of any lien, claim, charge, restriction, security interest and other encumbrance. The Patent Assignment executed and delivered by Kieltyka to the Buyer has been duly executed and such document

                                     - E-5 -
effectively vests in the Buyer the Kieltyka Patents, free and clear of any lien, claim, charge, restriction, security interest or other encumbrance.

     7. To our knowledge, after due inquiry, none of the Seller, Kieltyka and Lareau is a party to, or threatened with, any litigation or judicial, administrative or arbitration proceeding or has incurred or been charged with or been under investigation with respect to any violation of any foreign, federal, state, county, or local law or administrative regulation.

     We express no opinion as to the effect of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally, or (ii) rules of law governing specific performance, injunctive relief or other equitable remedies.

     We are members of the Bar of the State of Maine and in this letter we express no opinion with respect to the laws of any jurisdiction other than those of the State of Maine and the federal laws of the United States of America. Without limiting the foregoing qualification, I have expressly assumed with your permission that the applicable laws of any jurisdiction other than the State of Maine and the United States of America are substantially the same as those of the State of Maine.

                                               Very truly yours,

                                               Ranger, Copeland & Willcox, P.A.

                                     - E-6 -

                                                                      EXHIBIT C

                            Form of Patent Agreement

                                PATENT AGREEMENT

     PATENT AGREEMENT (this "Agreement") dated as of July 1, 1997, between Bog-Comm Acquisition Corporation, a Delaware corporation (the "Company"), and William Kieltyka ("Kieltyka").

     WHEREAS, the parties hereto have entered into the Asset Purchase Agreement, dated as of the date hereof, among Bogen Communications, Inc., the Company, New England Audio Resource, Inc. ("NEAR"), Kieltyka and Mr. Lee Lareau (the "Asset Agreement") as well as a related Employment Agreement, dated as of the date hereof (the "Employment Agreement"); and

     WHEREAS, Kieltyka is a principal stockholder of NEAR; and


     WHEREAS, in consideration of the Company entering into the Asset Agreement and the Employment Agreement, Kieltyka will transfer and assign all of his right, title, and interest in and to U.S. Patent No. 5,335,287, relating to audio loudspeakers (the "Current Patent"), to the Company pursuant to an agreement of assignment dated the date hereof between Kieltyka and the Company (the "Assignment Agreement"); and

     WHEREAS, Kieltyka currently has a pending U.S. patent application for an additional patent relating to audio loudspeakers, which application is attached hereto as Exhibit A (the "Pending Application" and together with the Current Patent the "Patents"), and in

                                     - E-7 -
consideration of the Company entering into the Asset Agreement and the Employment Agreement and paying the Pending Application expenses as provided herein, Kieltyka has agreed to transfer and assign all of his right, title, and interest in and to the Pending Application upon receipt of a Notice of Allowance from the U.S. Patent and Trademark Office to the Company; and

     WHEREAS, in consideration of Kieltyka entering into the Asset Agreement, the Employment Agreement and the Assignment Agreement, the Company has agreed to transfer and assign the Patents back to Kieltyka or license the Patents to Kieltyka upon the occurrence of certain events as specified in Section 2 of this Agreement.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Pending Application. On the Closing Date (as defined in the Asset Agreement), the Company will pay to Kieltyka $2,000 in cash for expenses related to the Pending Application. In consideration of such payment and of the Company entering into the Asset Agreement and the Employment Agreement, Kieltyka hereby agrees that if the Pending Application is allowed, but before issuance thereof, and in consideration of an additional payment by the Company to Kieltyka of $2,225 in cash, Kieltyka will convey, assign, transfer, and deliver to the Company pursuant to an assignment agreement substantially in the form attached hereto as Exhibit B all of Kieltyka's right, title, and interest in and to the Pending Application and any patent issuing therefrom.

                                    - E-8 -

     2. Conditions Precedent to Reassignment or License to Kieltyka. The Company shall reassign or license, as specified below, the Patents to Kieltyka upon the occurrence of the following events:


          (i) If, at the later of (A) five (5) years from the date hereof and
     (B) termination of Kieltyka's employment with the Company and its affiliates (the later of (A) and (B) being the "Patent Determination Date"), the Company has not produced any product falling within the scope of the claims of a Patent or otherwise made a commercial use of such Patent, the Company shall sell, convey, assign, transfer, and deliver to Kieltyka all of the Company's right, title, and interest in and to such Patent (the "Assignment") in consideration of a payment by Kieltyka to the Company of $1.00 (One Dollar), which Assignment shall be effective only upon the Patent Determination Date; or

          (ii) If, at the Patent Determination Date, the Company has produced any product falling within the scope of the claims of a Patent or otherwise made a commercial use of such Patent, the Company shall negotiate in good faith a non-exclusive license for Kieltyka to utilize the Company's right, title, and interest in and to such Patent for a period of ten (10) years (the "License") in consideration of royalty payments by Kieltyka to the Company equal to 0.5% of any gross revenues resulting from sales of products that utilize such Patent pursuant to or in connection with the License, which License shall be effective only upon the later of (A) the Patent Determination Date and (B) the expiration of any non-competition agreement between the Company and Kieltyka. The License shall be granted pursuant to a license agreement to be mutually agreed to by the parties hereof and shall include, without limitation, the following provisions: (1) royalty payments shall be accounted for and paid quarterly within

                                     - E-9-
     thirty (30) days following the close of each quarter together with financial statements of the licensee, which shall be prepared and maintained in a manner to allow them to be audited in accordance with generally accepted accounting principles; (2) Company access to the licensee's books and records during normal business hours; (3) provisions prohibiting sublicense or assignment; (4) quality control provisions; and
     (5) other customary provisions in similar agreements. For purposes of determining whether clause (i) or (ii) hereof is applicable, the Current Patent and the Pending Application (or any patent resulting from the Pending Application) shall be treated separately.

     3. Other Provisions.

     3.1 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally or sent by certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered personally or if mailed, two days after the date of mailing, as follows:

         (i)      if to the Company:

                  Bog-Comm Acquisition Corporation
                  c/o Bogen Communications, Inc.
                  50 Spring Street
                  Ramsey, New Jersey  07446
                  Attention:  Chief Financial Officer

                  and with a copy to:

                  McDermott, Will & Emery
                  50 Rockefeller Plaza, 13th Floor
                  New York, New York  10020-1605
                  Attention:  Cheryl V. Reicin, Esq.

                                    - E-10 -

         (ii)     if to Kieltyka, to:

                  Mr. William Kieltyka
                  18 Meredith Drive
                  Brunswick, Maine  04011

     Any party hereto may notify the other party of a change of address for purposes hereof in accordance with the provisions of this Section.

     3.2 Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

     3.3 Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

     3.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

     3.5 Assignment. This Agreement, and Kieltyka's rights and obligations hereunder, may not be assigned by Kieltyka. The Company may assign this Agreement and its rights, together with its obligations hereunder, in connection with any sale, transfer or other

                                    - E-11 -
disposition of all or substantially all of its assets or business, whether by merger, consolidation or otherwise.

     3.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     3.7 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                                     BOG-COMM ACQUISITION
                                                     CORPORATION

/s/_________________________                      BY:/s/
   WILLIAM KIELTYKA                                    ------------------------
                                                NAME:/s/
                                                       ------------------------
                                               TITLE:/s/
                                                       ------------------------

                                    - E-12 -

                          EXHIBIT A TO PATENT AGREEMENT

                               PENDING APPLICATION



                                    - E-13 -

                          EXHIBIT B TO PATENT AGREEMENT

                               FORM OF ASSIGNMENT


                                    - E-14 -

                                                                      EXHIBIT D

                            Form of Patent Agreement

                           ASSIGNMENT OF PATENT RIGHTS

     WHEREAS, William J. Kieltyka (hereinafter called the "Assignor") is an owner of the entire right, title and interest in and to U.S. Patent No. 5,335,287 dated August 2, 1994, entitled LOUDSPEAKER UTILIZING MAGNETIC LIQUID SUSPENSION OF THE VOICE COIL (hereinafter called the "Patent") as evidenced by an Assignment document duly recorded at the U.S. Patent and Trademark Office at Reel 7541, Frames 0286 to 0289; and

     WHEREAS, Bog-Comm Acquisition Corporation, a corporation organized and existing under the laws of Delaware, having a place of business at 50 Spring Street, P.O. Box 575, Ramsey, N.J. (hereinafter called the "Assignee") is desirous of acquiring the Assignor's entire right, title and interest for the United States, its territories, dependencies and possessions, in, to and under said Patent (and/or U.S. or foreign patents that may be granted or claim priority therefrom), and any divisions, continuations, reexaminations, reissues or extensions of the same;

     NOW, THEREFORE, TO ALL WHOM IT MAY CONCERN, be it known that for and in consideration of the sum of One Dollar ($1.00) to the Assignor in hand paid by the Assignee, and for other good and valuable considerations moving from the Assignee to the Assignor, the receipt of all of which is hereby acknowledged, the Assignor has sold, assigned, transferred and set over, and by these presents does hereby sell, assign, transfer and set over, unto the Assignee, its successors, legal representatives and assigns, the entire right, title and interest for the United

                                    - E-15 -

States, its territories, dependencies and possessions, in and to the Patent (and/or U.S. or foreign patents that may be granted or claim priority therefrom), and any divisions, continuations, reissues or extensions thereof; the same to be held and enjoyed by the Assignee, its successors, legal representatives and assigns, as fully and entirely as the same would have been held and enjoyed by the Assignor had this assignment and sale not been made, together with the right to grant licenses and all claims for damages by reason of past infringement of the Patent with the right to sue for, and collect the same for its own use and for the use of its successors, legal representatives and assigns.

     Assignor hereby covenants and warrants that it has the full right to convey the interest herein assigned and that it has not executed and will not execute any assignment, understanding, agreement, or encumbrance in conflict herewith.

     Assignor hereby covenants and agrees, for himself and his legal representatives, that he will cooperate with the Assignee such that Assignee may enjoy to the fullest extent the rights conveyed hereunder, including, without limitation, executing and delivering to the Assignee any and all additional papers that may be requested and desired by the Assignee to fully perfect in Assignee the conveyed rights.

     Assignor hereby agrees to execute all papers necessary in connection with any interference which may be declared concerning the Patent or any continuation or reissue thereof, and to cooperate with the Assignee in every way possible in obtaining evidence and going forward with such interference, continuation or reissue thereof.

     Assignor hereby grants the law firm of MCDERMOTT, WILL & EMERY the power to insert on this Assignment document any further identification that may be necessary or desirable to

                                    - E-16 -
comply with the rules of the United States Patent and Trademark Office for recordation of this document.

          IN TESTIMONY WHEREOF, the Assignor has hereunto set his hand.

Date:  _____________________              _________________________________
                                          William J. Kieltyka

Date:  _____________________              _________________________________
                                          Notary Public

                                    - E-17 -